Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form F-4 Amendment No. 4 of Spring Valley Acquisition Corp. III and General Fusion Inc. (as Co-Registrants) of our report dated April 22, 2026, relating to the financial statements of General Fusion Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

June 4, 2026